SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2006

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 22, 2006, ARAMARK Food and Support Services Group, Inc. (“the Company”), a subsidiary of ARAMARK Corporation, entered into a Master Distribution Agreement effective as of November 25, 2006 with SYSCO Corporation (“SYSCO”) (the “Agreement”). Pursuant to the terms of the Agreement, SYSCO and its operating subsidiaries will distribute food service products to service locations managed by the Company in exchange for the Company’s payment to SYSCO of SYSCO’s cost (as defined in the Agreement) plus a defined margin for those products. In addition, the Company will pay SYSCO a flat amount for each delivery to one of its locations. The Agreement also provides that SYSCO will pay the Company certain allowances based on the overall volume of purchases that the Company makes from SYSCO. The Agreement may be terminated by either party upon 180 days’ prior written notice to the other party. If not sooner terminated by one of the parties, the term of the Agreement will continue until November 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 29, 2006	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and
Chief Financial Officer